UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 24, 2006 (April 19, 2006)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50590 (Commission File Number)	11-3516358 (I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

        On April 19, 2006, Rexahn Pharmaceuticals, Inc. (“Rexahn”) executed definitive agreements with Future Systems, Inc. (“FSI”), a Korean stock exchange (KOSDAQ) listed information technology company based in Seoul, Korea, pursuant to which Rexahn will transfer to FSI exclusive rights and a non-exclusive license to develop, manufacture, and sell products (“Products”) based on Rexahn’s RX-0201, RX-0047 and RX-10100 drug candidates (collectively, “Patent Compounds”) in certain territories for approximately US $35.8 million, and simultaneously, FSI will issue and sell 4,326,854 shares of its common stock to Rexahn, representing approximately 28% of FSI’s outstanding shares, after giving effect to the subscription. The investment, of approximately US $35.8 million, would make Rexahn the largest single stockholder of FSI. In addition, Rexahn entered into an agreement with FSI and Core F.G. Co., Ltd. (“Core”), the general partner of Triplewin Corporate Restructuring Partnership, the current majority shareholder of FSI (“Triplewin”), with respect to the management of FSI in connection with redirecting FSI’s business focus to the biopharmaceutical industry. Completion of the transactions is subject to customary closing conditions, including approval by FSI shareholders, and the transactions are expected to close during the second quarter of 2006.

        The principal agreements include a share subscription agreement, an intellectual property assignment and license agreement and a management agreement.

             1)  Subscription Agreement

                  Rexahn and FSI entered into a subscription agreement dated April 19, 2006 pursuant to which FSI will issue and sell, and Rexahn will purchase, 4,326,854 voting common shares, par value 500 Korean Won, of FSI (“Subject Shares”) at a purchase price of approximately US $35.8 million.

                  The Subject Shares represent approximately 28% of FSI’s outstanding shares, after giving effect to the subscription. Rexahn will have the right to appoint up to [four of FSI’s directors, including the Chief Executive Officer and the Chairman of the Board of Directors].

             2)  Intellectual Property Assignment and License Agreement

                  Rexahn and FSI also entered into an Intellectual Property Assignment and License Agreement dated April 19, 2006 pursuant to which Rexahn will transfer to FSI exclusive rights to manufacture, sell, assign, lease, import, export and offer to sell, assign, or lease certain patent and trade secrets pertaining to the Patent Compounds (or in the case of RX-10100, a non-exclusive license, without the right to sublicense) as defined pursuant to the laws of the particular country in the specified territory (“Intellectual Property Rights”) in the territories set forth below for a purchase price of approximately US $35.8 million:

Patent Compound	Description	Territory
RX-0201	A patent-pending compound for cancer treatment targeted at Akt, a protein kinase that plays a key role in cancer progression by stimulating cell proliferation, promoting angiogenesis and inhibiting apoptosis.

Any and every country except the United States and any country in Asia
RX-0047	A patent-pending compound that is a potent inhibitor of HIF-1 alpha, which is associated with cell proliferation and disease progression.	Any country in Asia and Oceania region including, but not limited to, Japan and China
RX-10100	A patented compound for the treatment of central nervous system diseases such as anxiety and depression.	Any country in Asia and Oceania region including, but not limited to, Japan and China

                  Under the agreement, Rexahn will grant to FSI exclusive rights to distribute Products in the assigned territory. FSI will have proprietary rights to any and all derivative materials and the efficacy of the derivative materials developed by FSI by use of the Patent Compounds (“Derivatives”) within the assigned territory, and Rexahn will have intellectual property rights to the Derivatives in the countries not within the assigned territory. All rights, opportunities, and approvals not expressly assigned or granted to FSI under the agreement are reserved by Rexahn.

             3)  Management Agreement

                  Rexahn, FSI and Core, as the general partner of Triplewin, entered into a management agreement dated April 19, 2006 pursuant to which Rexahn will participate in the business management of FSI for the purpose of refocusing FSI as a biopharmaceutical enterprise.

                  Core shall use its best efforts to cause FSI to call and hold a special shareholder’s meeting in May 2006 to approve the transactions contemplated by the Intellectual Property Assignment and License Agreement and the Subscription Agreement and further agrees, together with FSI, to promote Rexahn’s participation in the business management of FSI, including the following:

a)	Rexahn, FSI and Core agree that they shall take all necessary action (i) to elect Rexahn’s four designated individuals as registered directors at the special shareholder’s meeting and (ii) subsequent to the special shareholder’s meeting, to adopt resolutions of the board (A) to amend the management structure to implement a co-Chief Executive Officer management structure, (B) to appoint Rexahn’s designated director as co-Chief Executive Officer of FSI and (C) to appoint the Chief Executive Officer of Rexahn, Chang-ho Ahn, as the Chairman of the Board of

Directors of FSI. The co-Chief Executive Officer designated by Rexahn shall take charge of biopharmaceutical business and the other co-Chief Executive Officer, designated by Core, shall remain in charge of the FSI’s existing IT business. The Board of Directors shall consist of six directors, of which four will be appointed by Rexahn. Core will appoint one auditor; and

b)	Rexahn will mutually discuss with Core and submit detailed business plans for FSI at least ten days prior to the closing of the transactions contemplated by the Intellectual Property Assignment and License Agreement and the Subscription Agreement.

                  Core and existing management of FSI shall not launch any new business and shall engage solely in sales of FSI’s existing business.

                  The current Managing Officer of FSI shall retain the same duties and managerial responsibilities (including with respect to funds, accounting and general support role) as currently held; provided, however, that such officer shall present overall managerial update reports to each of the co-Chief Executive Officers. Rexahn will appoint the Chief Financial Officer of FSI, and such Chief Financial Officer shall manage and control overall financial activities of FSI other than that retained by the Managing Officer.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC. (Registrant)
By	/s/ Tae Heum Jeong

Tae Heum Jeong Chief Financial Officer

Date:  April 24, 2006

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